Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Reports Financial Results for the Quarter Ended March 26, 2023
FREMONT, Calif., April 19, 2023 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended March 26, 2023 (the “March 2023 quarter”).
Highlights for the March 2023 quarter were as follows:
•Revenue of $3.87 billion.
•U.S. GAAP gross margin of 41.5%, U.S. GAAP operating income as a percentage of revenue of 24.4%, and U.S. GAAP diluted EPS of $6.01.
•Non-GAAP gross margin of 44.0%, non-GAAP operating income as a percentage of revenue of 28.3%, and non-GAAP diluted EPS of $6.99.
Key Financial Data for the Quarters Ended
March 26, 2023 and December 25, 2022
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	March 2023	December 2022	Change Q/Q
Revenue	$3,869,569	$5,277,569	- 26.7%
Gross margin as percentage of revenue	41.5%	45.0%	- 350 bps
Operating income as percentage of revenue	24.4%	31.8%	- 740 bps
Diluted EPS	$6.01	$10.77	- 44.2%

Non-GAAP
	March 2023	December 2022	Change Q/Q
Revenue	$3,869,569	$5,277,569	- 26.7%
Gross margin as percentage of revenue	44.0%	45.1%	- 110 bps
Operating income as percentage of revenue	28.3%	32.1%	- 380 bps
Diluted EPS	$6.99	$10.71	- 34.7%

U.S. GAAP Financial Results
For the March 2023 quarter, revenue was $3,870 million, gross margin was $1,606 million, or 41.5% of revenue, operating expenses were $663 million, operating income was 24.4% of revenue, and net income was $814 million, or $6.01 per diluted share on a U.S. GAAP basis. This compares to revenue of $5,278 million, gross margin of $2,376 million, or 45.0% of revenue, operating expenses of $696 million, operating income of 31.8% of revenue, and net income of $1,469 million, or $10.77 per diluted share, for the quarter ended December 25, 2022 (the “December 2022 quarter”).
Non-GAAP Financial Results
For the March 2023 quarter, non-GAAP gross margin was $1,704 million, or 44.0% of revenue, non-GAAP operating expenses were $608 million, non-GAAP operating income was 28.3% of revenue, and non-GAAP net income was $946 million, or $6.99 per diluted share. This compares to non-GAAP gross margin of $2,382 million, or 45.1% of revenue, non-GAAP operating expenses of $686 million, non-GAAP operating income of 32.1% of revenue, and non-GAAP net income of $1,461 million, or $10.71 per diluted share, for the December 2022 quarter.

“Lam delivered solid March quarter performance, including record foundry-related revenues,” said Tim Archer, Lam Research’s President and Chief Executive Officer. “With lower wafer fabrication equipment spending in 2023, we are focused on managing costs while making strategic investments for critical manufacturing inflections. Our differentiated solutions and strong installed base business place Lam in an excellent position to outperform when WFE growth resumes.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $5.6 billion at the end of the March 2023 quarter compared to $4.8 billion at the end of the December 2022 quarter. This increase was primarily the result of $1,726 million of cash generated from operating activities, partially offset by $582 million of share repurchases, including net share settlement of employee stock-based compensation; $234 million of dividends paid to stockholders; and $119 million of capital expenditures.
Deferred revenue at the end of the March 2023 quarter increased to $2,003 million compared to $1,984 million as of the end of the December 2022 quarter. Lam's deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $212 million as of March 26, 2023 and $379 million as of December 25, 2022.
Revenue
The geographic distribution of revenue during the March 2023 quarter is shown in the following table:

Region	Revenue
Korea	22%
China	22%
Taiwan	18%
United States	16%
Japan	10%
Europe	8%
Southeast Asia	4%
The following table presents revenue disaggregated between system and customer support-related revenue:

	Three Months Ended
	March 26, 2023	December 25, 2022	March 27, 2022
	(In thousands)
System revenue	$2,256,033	$3,547,518	$2,650,842
Customer support-related revenue and other	1,613,536	1,730,051	1,409,574
	$3,869,569	$5,277,569	$4,060,416

System revenue includes sales of new leading-edge equipment in deposition, etch and clean markets.
Customer support-related revenue includes sales of customer service, spares, upgrades, and non-leading-edge equipment from our Reliant® product line.
Outlook

For the quarter ended June 25, 2023, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP

Revenue	$3.1 Billion	+/-	$300 Million	—		$3.1 Billion	+/-	$300 Million
Gross margin as a percentage of revenue	43.2%	+/-	1%	$26	Million	44.0%	+/-	1%
Operating income as a percentage of revenue	24.3%	+/-	1%	$36	Million	25.5%	+/-	1%
Net income per diluted share	$4.75	+/-	$0.75	$33	Million	$5.00	+/-	$0.75
Diluted share count	134 million			—		134 million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, or other significant arrangements that may be completed or recognized after the date of this release, except as described below. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•Gross margin as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $3 million; restructuring charges, $20 million; product rationalization charges, $2 million; and transformational costs, $1 million, totaling $26 million.

•Operating income as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $4 million; restructuring charges, $21 million; transformational costs, $9 million; and product rationalization charges, $2 million; totaling $36 million.

•Net income per diluted share - amortization related to intangible assets acquired though business combinations, $4 million; amortization of note discounts, restructuring charges, $21 million; transformational costs, $9 million; product rationalization charges, $2 million; amortization of debt discounts, $1 million; and associated tax benefit for non-GAAP items ($4 million); totaling $33 million.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the March 2023 and December 2022 quarters exclude amortization related to intangible assets acquired through business combinations, the effects of elective deferred compensation-related assets and liabilities, amortization of note discounts, and the net income tax effect of non-GAAP items. Additionally, the non-GAAP results for the March 2023 quarter exclude net restructuring charges, product rationalization charges, and transformational costs; and Non-GAAP results for the December 2022 quarter excluded a net income tax benefit associated with legal entity restructuring.
Management uses non-GAAP gross margin, operating expense, operating income, operating income as a percentage of revenue, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at https://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our outlook and guidance for future financial results, including revenue, gross margin, operating income and net income; our expectations for wafer fabrication equipment spending and growth; our management of costs; our investments; the differentiation of our solutions; the strength of our installed base business; and our performance relative to our industry. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; supply chain cost increases and other inflationary pressures have impacted and are expected to continue to impact our profitability; supply chain disruptions have limited and are expected to continue to limit our ability to meet demand for our products; the severity, magnitude and duration of the COVID–19 pandemic (and the related governmental, public health, business and community responses to it), and their impacts on our business, results of operations and financial condition, are evolving and are highly uncertain and unpredictable; and widespread outbreaks of illness may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 26, 2022 and our quarterly report on Form 10-Q for the fiscal quarter ended December 25, 2022. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 26, 2023	December 25, 2022	March 27, 2022	March 26, 2023	March 27, 2022
Revenue	$3,869,569	$5,277,569	$4,060,416	$14,221,259	$12,591,485
Cost of goods sold	2,197,237	2,901,220	2,243,791	7,835,743	6,820,190
Restructuring charges, net - cost of goods sold	66,720	—	—	66,720	—
Total cost of goods sold	2,263,957	2,901,220	2,243,791	7,902,463	6,820,190
Gross margin	1,605,612	2,376,349	1,816,625	6,318,796	5,771,295
Gross margin as a percent of revenue	41.5%	45.0%	44.7%	44.4%	45.8%
Research and development	429,451	462,385	407,120	1,325,211	1,193,091
Selling, general and administrative	193,500	233,802	217,408	632,922	675,735
Restructuring charges, net - operating expenses	40,408	—	—	40,408	—
Total operating expenses	663,359	696,187	624,528	1,998,541	1,868,826
Operating income	942,253	1,680,162	1,192,097	4,320,255	3,902,469
Operating income as a percent of revenue	24.4%	31.8%	29.4%	30.4%	31.0%
Other income (expense), net	(3,331)	(28,234)	(57,402)	(74,660)	(68,260)
Income before income taxes	938,922	1,651,928	1,134,695	4,245,595	3,834,209
Income tax expense	(124,914)	(183,421)	(112,917)	(537,201)	(437,857)
Net income	$814,008	$1,468,507	$1,021,778	$3,708,394	$3,396,352
Net income per share:
Basic	$6.03	$10.80	$7.34	$27.28	$24.17
Diluted	$6.01	$10.77	$7.30	$27.20	$24.02
Number of shares used in per share calculations:
Basic	134,924	136,018	139,229	135,945	140,534
Diluted	135,395	136,339	140,057	136,314	141,400
Cash dividend declared per common share	$1.725	$1.725	$1.50	$5.175	$4.50

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 26, 2023	December 25, 2022	June 26, 2022
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$5,305,648	$4,484,716	$3,522,001
Investments	63,849	103,130	135,731
Accounts receivable, net	3,262,140	4,070,088	4,313,818
Inventories	4,881,935	4,819,966	3,966,294
Prepaid expenses and other current assets	216,455	230,888	347,391
Total current assets	13,730,027	13,708,788	12,285,235
Property and equipment, net	1,855,117	1,863,155	1,647,587
Restricted cash and investments	250,688	251,344	251,534
Goodwill and intangible assets	1,801,819	1,805,218	1,616,963
Other assets	1,605,710	1,577,876	1,394,313
Total assets	$19,243,361	$19,206,381	$17,195,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and finance lease obligations	$8,457	$7,226	$7,381
Other current liabilities	4,432,872	4,539,696	4,557,378
Total current liabilities	4,441,329	4,546,922	4,564,759
Long-term debt and finance lease obligations	4,996,920	4,996,057	4,998,449
Income taxes payable	885,348	862,405	931,117
Other long-term liabilities	512,376	496,362	422,941
Total liabilities	10,835,973	10,901,746	10,917,266
Stockholders’ equity (2)	8,407,388	8,304,635	6,278,366
Total liabilities and stockholders’ equity	$19,243,361	$19,206,381	$17,195,632

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 134,692 as of March 26, 2023, 135,403 as of December 25, 2022, and 136,975 as of June 26, 2022.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	March 26, 2023	December 25, 2022	March 27, 2022	March 26, 2023	March 27, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$814,008	$1,468,507	$1,021,778	$3,708,394	$3,396,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,663	85,414	84,228	252,828	245,807
Deferred income taxes	7,195	(6,680)	(56,878)	(133,101)	(83,451)
Equity-based compensation expense	73,911	73,084	68,543	218,105	189,476
Other, net	1,559	12,729	(3,121)	11,537	(78,325)
Changes in operating assets and liabilities	738,102	(492,867)	(356,840)	(1,550)	(1,014,119)
Net cash provided by operating activities	1,726,438	1,140,187	757,710	4,056,213	2,655,740
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(119,457)	(163,378)	(145,368)	(422,898)	(420,288)
Business acquisitions, net of cash acquired	—	(119,955)	—	(119,955)	—
Net maturities and sales of available-for-sale securities	39,414	17,743	79,184	71,852	1,142,398
Other, net	(4,289)	(1,657)	(28,380)	(8,381)	(33,898)
Net cash (used for) provided by investing activities	(84,332)	(267,247)	(94,564)	(479,382)	688,212
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(2,209)	(17,082)	(1,821)	(21,145)	(9,857)
Treasury stock purchases	(581,943)	(456,276)	(1,338,006)	(1,147,998)	(2,989,574)
Dividends paid	(233,977)	(235,980)	(210,587)	(675,572)	(607,234)
Reissuance of treasury stock related to employee stock purchase plan	—	44,996	—	44,996	46,380
Proceeds from issuance of common stock	—	877	492	7,673	4,685
Other, net	(1,399)	1,253	214	(635)	197
Net cash used for financing activities	(819,528)	(662,212)	(1,549,708)	(1,792,681)	(3,555,403)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,302)	17,878	(5,090)	(1,349)	(13,544)
Net increase (decrease) in cash, cash equivalents, and restricted cash	820,276	228,606	(891,652)	1,782,801	(224,995)
Cash, cash equivalents, and restricted cash at beginning of period	4,736,060	4,507,454	5,337,407	3,773,535	4,670,750
Cash, cash equivalents, and restricted cash at end of period	$5,556,336	$4,736,060	$4,445,755	$5,556,336	$4,445,755

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	March 26, 2023	December 25, 2022
Revenue	$3,869,569	$5,277,569
Gross margin	$1,704,323	$2,381,723
Gross margin as percentage of revenue	44.0%	45.1%
Operating expenses	$607,620	$686,348
Operating income	$1,096,703	$1,695,375
Operating income as a percentage of revenue	28.3%	32.1%
Net income	$946,483	$1,460,575
Net income per diluted share	$6.99	$10.71
Shares used in per share calculation - diluted	135,395	136,339
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 26, 2023	December 25, 2022
U.S. GAAP net income	$814,008	$1,468,507
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	3,093	2,521
Elective deferred compensation ("EDC") related liability valuation increase - cost of goods sold	1,498	2,853
Restructuring charges, net - cost of goods sold	66,720	—
Product rationalization - cost of goods sold	26,842	—
Transformational costs - cost of goods sold	558	—
EDC related liability valuation increase - research and development	2,697	5,136
Product rationalization - research and development	3,858	—
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	1,395	1,279
EDC related liability valuation increase - selling, general and administrative	1,798	3,424
Product rationalization - selling, general and administrative	2,891	—
Transformational costs - selling, general and administrative	2,692	—
Restructuring charges, net- operating expenses	40,408	—
Amortization of note discounts - other income (expense), net	718	712
Gain on EDC related asset - other income (expense), net	(5,443)	(10,871)
Net income tax benefit on non-GAAP items	(17,250)	(1,213)
Net income tax benefit associated with legal entity restructuring	—	(11,773)
Non-GAAP net income	$946,483	$1,460,575
Non-GAAP net income per diluted share	$6.99	$10.71
U.S. GAAP net income per diluted share	$6.01	$10.77
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	135,395	136,339

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	March 26, 2023	December 25, 2022
U.S. GAAP gross margin	$1,605,612	$2,376,349
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	3,093	2,521
EDC related liability valuation increase	1,498	2,853
Restructuring charges, net	66,720	—
Product rationalization	26,842	—
Transformational costs	558	—
Non-GAAP gross margin	$1,704,323	$2,381,723
U.S. GAAP gross margin as a percentage of revenue	41.5%	45.0%
Non-GAAP gross margin as a percentage of revenue	44.0%	45.1%
U.S. GAAP operating expenses	$663,359	$696,187
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(1,395)	(1,279)
EDC related liability valuation increase	(4,495)	(8,560)
Restructuring charges, net	(40,408)	—
Product rationalization	(6,749)	—
Transformational costs	(2,692)	—
Non-GAAP operating expenses	$607,620	$686,348
U.S. GAAP operating income	$942,253	$1,680,162
Non-GAAP operating income	$1,096,703	$1,695,375
U.S. GAAP operating income as percent of revenue	24.4%	31.8%
Non-GAAP operating income as a percent of revenue	28.3%	32.1%

Lam Research Corporation Contacts:
Tina Correia, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com